U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2012

Gisser Automotive Concepts, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

333-145181	13-3948927
(Commission File No.)	(IRS Employer Identification No.)

2 Perlman Drive

Spring Valley, New York 10977

(845) 356-8008

(Address and telephone number of principal executive offices and place of business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) On April 1, 2012, Gisser Automotive Concepts, Inc. (“GAC” or the “Company) entered into a Property Lease with Chestnut 750 LLC – Realty (“Chestnut” or the “Realty Company”) located at 14 Melnick Drive, Monsey, NY 10952.

(2)(b) The Company has identified suitable premises to be utilized as the Primary Corporate Offices of Gisser Automotive Concepts, Inc. with said premises being described below. Gisser Automotive Concepts, Inc. has issued Check #1520 in the amount of $1,500.00 from the Company’s Corporate Bank Account to Chestnut 750 LLC – Realty (Recorded as Deed Holder), for the Lease Rental/Security of said premises. Availability of premises is as a result of the downsizing of a shared Legal Offices and Financial Services Consulting Firm’s occupancy of Suite 301. Gisser Automotive Concepts, Inc. has requested, expects to and will most likely receive a new and different Suite number in the near future

Lease term:

The Lease term is for 12 (twelve) Months with a Leesee’s option to renew and a “Flat Rate” of $750.00 per month including Utilities, Taxes, Insurance and Maintenance (Not a Triple Net Lease). The total obligation of Gisser Automotive Concepts, Inc., (A Development Stage Enterprise), to Chestnut 750 LLC – Realty is $9,000.00 for the One Year Lease Term. Security of 2 (two) months, $1,500.00 (one thousand five hundred) will be held by Chestnut 750 LLC – Realty until Termination of the Lease or will be held as future security by Chestnut.

Leased Premises Description (referenced to above):

2 Perlman Drive, Spring Valley, NY 10977, SBL 57.65.-1-8

Town of Clarkstown, City of Spring Valley, County of Rockland, State of New York

Office Location and Size: Third most upper level, Southwest Corner of said address comprised of:

2 (two) Separate Offices approximately 150 (one hundred fifty) square feet each on exterior walls, a third Office/Storage Room approximately 70 (seventy) square feet, an Open (to interior hallways) Entry/Office Space of approximately 100 (one hundred) square feet, miscellaneous interior hallways of approximately 80 (eighty) square feet and possibly a small amount of undetermined Common Space of approximately 25 (twenty five) square feet all totaling approximately 550 (five hundred fifty) square feet give or take.

Any previous addresses utilized by or listed with the Securities and Exchange Commission (SEC) or otherwise as Corporate Offices or for other use by Gisser Automotive Concepts Inc. within the past 9 (nine) years and that have been vacated are listed below by the Previous Address and then Date Vacated:

Previous Address	Date Vacated

52 Edison Court, Monsey, NY 10952	December 31, 2010
20 Secora Drive, Monsey, NY 10952	March 31, 2012

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All Property and Records of Gisser Automotive Concepts, Inc. may remain in temporary storage but for the most part are available to the Company or are in the process of being relocated to our new Corporate Offices at 2 Perlman Drive, Spring Valley, NY 10977. As of April 1, 2012, this Newly Leased Premises located at: 2 Perlman Drive, Spring Valley, NY 10977 remains the ONLY premises where Gisser Automotive Concepts, Inc. intends to perform any and all of our daily operations.

The Company does, however, own other Equipment consisting of the following Assets listed below which were also noted in “GISSER AUTOMOTIVE CONCEPTS, INC. (A Development Stage Enterprise) AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED APRIL 30, 2010 and 2009”, on GAC’s Balance Sheet and in the Notes to these FINANCIAL STATEMENTS, specifically “NOTE B - EQUIPMENT”. These Assets are located in Ferndale, NY and for which the Company has been Leasing Space for a nominal monthly fee:

These Assets of Gisser Automotive Concepts, Inc. as of April 1, 2012, besides GAC’s Cash consists of the following:

1) Machinery and Equipment, 2) Production Molds, 3) The Company’s Website, and 4) Furniture and Fixtures including miscellaneous Office Supplies, Recently (as of late 2009 early 2010) Printed Marketing Materials, all of which the contents and information contained therein are subject to and have changed.

For example: On May 20, 2010, Gisser Automotive Concepts, Inc. transferred the following: 1) Inventory, 2) Prototype Automobile, 3) Chassis Tooling and a number of out-of-date Gisser Automotive Concepts, Inc. Corporate Profiles. The later were utilized as part of the Company’s Marketing Kit from 2004 that have since, been updated and reprinted for use with the Company’s SEC Approved an “EFFECTIVE” S1 Offering Dated December 8, 2009. Again and simply due to the normal course of business, the contents and information contained therein are subject to and have changed.

The above Corporate resolutions and Transfer of Assets have been duly noted, represented and resolved in the two following Corporate resolutions of Gisser Automotive Concepts, Inc. on May 20, 2010, being a quorum:

1) “GAC-Written Consent Transfer Asset 5-20-10” and, 2) “GAC-Written Consent Transfer Asset 5-20-10 DKG Quorum”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2012	By:	/s/ Daryl K. Gisser
Name: Daryl K. Gisser
Title: Chief Executive Officer, President

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